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                                                                     Exhibit 5.1

                       [Rogers & Theobald LLP Letterhead]

                                                                  August 9, 2002
Syntellect Inc.
Suite 100
16610 North Black Canyon Highway
Phoenix, Arizona  85053

              Re: Syntellect Inc.; Form S-8 Registration Statement

Gentlemen:

      We have acted as counsel for Syntellect Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to an additional 200,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), to be issued in accordance with the Syntellect Inc. 1990 Employee Stock Purchase Plan, as amended (the "Plan").

      As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinion hereinafter set forth (the "Opinion"). In all such examinations, we have assumed the genuineness of signatures on all original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

      For purposes of the Opinion, we have assumed that the Shares that may be issued in accordance with the Plan will continue to be duly authorized on the dates of such issuance.

      The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of Delaware, and no opinion is expressed with respect to the laws of any jurisdiction or any effect which such laws may have on the opinions expressed herein. The Opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

      Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

      a.    The Shares are duly authorized; and

      b. When the Shares are issued in accordance with the Plan, against payment therefor, as provided in the Plan, such Shares will be legally issued, fully paid and non-assessable.

      The Opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the Opinion. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. The Opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

      We consent to the filing of the Opinion as an Exhibit to the Registration Statement.

                          Sincerely yours,

                          /s/ Rogers & Theobald LLP
                          Rogers & Theobald LLP